UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K/A

(Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2016

InterCloud Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0963722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1030 Broad Street Suite 102 Shrewsbury, NJ 07702	07702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (732) 898-6308

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

As previously reported in the Current Report on Form 8-K, filed May 23, 2016 (the “Form 8-K”), as amended by Amendment No. 1 to the Form 8-K, filed on May 31, 2016, on May 23, 2016, the Audit Committee of the Board of Directors of InterCloud Systems, Inc., a Delaware corporation (the “Company”), upon the recommendation of the Company's management, concluded that the Company's previously issued unaudited condensed consolidated financial statements contained in the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, and the disclosures and related communications for that period, should not be relied upon. During the course of the audit of the Company's financial statements for the year ended December 31, 2015, there were certain errors identified that affected the Company’s previously-issued financial statements, as discussed below. The Company intends to file an amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 as soon as practicable.

During the audit process with respect to the Annual Report on Form 10-K for the year ended December 31, 2015, the Company identified an error related to a customer payment received in the second quarter of 2015. This amount was properly recorded as deferred revenue in the second quarter; however, the revenue and cost of goods sold associated with that transaction were not properly recognized during the third quarter of 2015. This resulted in an understatement of revenue in the amount of $0.7 million, an overstatement of cost of goods sold in the amount of $0.2 million, and an understatement of gross profit in the amount of $0.9 million for the third quarter of 2015. This also resulted in an overstatement of liabilities of $0.9 million at September 30, 2015.

Also during the third quarter of 2015, in connection with a separate transaction, the Company understated the cost of inventory items sold during the third quarter of 2015 by $0.9 million. This resulted in an understatement of cost of goods sold by such amount during the third quarter of 2015 and an overstatement of inventory by such amount at September 30, 2015.

Also during the course of the current audit, it was determined in the Company’s financial statements for the quarter ended September 30, 2015 that the Company overstated certain revenue items related to the percentage of completion method of accounting. As a result, during the third quarter of 2015, revenue was overstated in the amount of $0.8 million, cost of goods sold was overstated in the amount of $0.6 million, and gross profit was overstated in the amount of $0.2 million.

The Audit Committee and the Company’s management have discussed these matters with the Company’s former independent registered accountants and the Company’s current independent registered accountants, WithumSmith+Brown, PC (“Withum”), and both the Audit Committee and Withum are continuing to review the relevant issues. Withum will be reviewing the 2015 financial statements to be included in the Company’s amended Quarterly Report on Form 10-Q for the quarter ended September 30, 2015 and auditing the financial statements for the year ended December 31, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCLOUD SYSTEMS, INC.

Date: June 8, 2016	By:	/s/ Mark E. Munro
Mark E. Munro Chief Executive Officer

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